Exhibit 99.1

P.O. Box 57 Orrville, OH 44667 (330) 682–1010 www.fnborrville.com
National Bancshares Corporation Declares Second Quarter 2006 Dividend
ORRVILLE, Ohio, June 21, 2006 — The Board of Directors of National Bancshares Corporation (OTC: NBOH) declared a quarterly cash dividend of $0.16 per share for the second quarter 2006. This dividend is payable on July 20, 2006 to shareholders of record as of June 30, 2006.
National Bancshares Corporation, a one-bank holding company with assets of approximately $300 million, operates fourteen First National Bank offices in Orrville, Wooster, Dalton, Kidron, Smithville, Apple Creek, Mt. Eaton, Massillon, Lodi and Seville. Visit First National Bank on the web at www.fnborrville.com.